LP Reports Fourth Quarter and Year End 2018 Results; Announces Strategic Update and Additional $600 Million Share Repurchase Plan; Appointment of Director and Provides 2019 Guidance
Fourth Quarter and Full Year Results

•	Net sales for the fourth quarter of $589 million, 17 percent lower than prior quarter. Total net sales for the year were $2.8 billion, 3 percent higher than the previous year.

•	Net income for the fourth quarter was $17 million ($0.12 per diluted share) and $395 million ($2.73 per diluted share) for the year.

•	Non-GAAP adjusted income from continuing operations was $27 million ($0.19 per diluted share) for the fourth quarter and $397 million ($2.75 per diluted share) for the year.

•	Adjusted EBITDA for the fourth quarter was $65 million and $660 million for the year.

•
Siding segment results were negatively impacted in the fourth quarter by increased marketing investment associated with accelerating repair and remodel channel penetration and new product introductions, and a number of headwinds we expect to be temporary, including downtime at its SmartSide Fiber and CanExel facilities and the Dawson Creek mill conversion.

•	Repurchased 5.1 million shares for $113 million during the fourth quarter for a total of 8.6 million shares for $212 million during 2018.

•	Paid $18 million in dividends during the fourth quarter and $74 million during 2018.
Strategic Update and Capital Allocation Plan

•	LP re-affirms its long-term SmartSide Strand revenue growth target of 12-14 percent.

•	Target of $75 million of increased EBITDA by 2021 via operational improvement initiatives, supply chain optimization, and management structure transition.

•
Authorization of a new $600 million share repurchase program, including the intent to initially enter into a $400 million accelerated share repurchase program. This is expected to result in LP repurchasing $638 million of stock during 2019 when combined with the $38 million outstanding under the previous $250 million stock repurchase authorizations.

•	4% increase in the quarterly cash dividend to $0.135 per share.

•
Commitment to return over time to shareholders at least 50 percent of cash flow from operations in excess of capital expenditures required to sustain our core business and grow Siding and value-added OSB.

Corporate Governance

•	Appointment of Stephen E. Macadam to the LP Board of Directors.
Nashville, TN., February 13, 2019 - Louisiana-Pacific Corporation (LP) (NYSE: LPX) today reported fourth quarter and year ended December 31, 2018 financial results and announced a strategic update and capital allocation plan and the appointment of a new director to the LP Board of Directors.
Fourth Quarter and Full Year Performance

“2018 was a strong year for LP. Although our fourth quarter results were impacted by increasing macro environment headwinds as well as a number of headwinds that we believe to be temporary, we continued to produce positive results from our strategic transformation into a leading building solutions company,” said Brad Southern, LP Chief Executive Officer. “Our full year performance reflects the progress we are making against our key growth initiatives, and we are especially pleased with our 12 percent growth in SmartSide strand sales and our continued volume growth in value-added OSB to 38 percent of total OSB sold."
Strategic Update

LP has made significant progress in its business transformation efforts over the last several years, in particular by substantially growing its Siding business and increasing the mix of value-added product sold by its OSB business. LP expects it will be more resilient and cash flow generative through market cycles going forward.

LP sees continued growth opportunities in its Siding business, and is re-affirming its long term SmartSide Strand revenue growth target of 12-14 percent. In addition, LP sees the opportunity to improve EBITDA by $75 million by 2021 through the following controllable levers:

•	$40 million from sustainable improvement in Overall Equipment Effectiveness across its Siding and OSB mills;

•	Approximately $25 million from supply chain optimization across its $1.1 billion of addressable spend (approximately $8 million of incremental impact annually); and

•	$10 million from its investment in line management and infrastructure optimization.
Capital Allocation Plan
After a thorough review of the liquidity needs of the business, management has set a maximum liquidity target of $400 million. Management's target for this liquidity is $200 million in cash on hand and $200 million in available revolver capacity. Compared to this target, LP has $1.028 billion of excess liquidity, comprising $678 million of cash in excess of the $200 million of maximum cash required to run the business and $350 million of potential incremental permanent debt capacity assuming 2x leverage on five-year trailing EBITDA.
LP’s Board of Directors has authorized an additional stock repurchase plan under which LP intends to repurchase $600 million of its common stock. LP intends to initially enter into a $400 million accelerated share repurchase program and purchase the remaining $200 million over the balance of 2019. This is expected to result in LP repurchasing $638 million of stock during 2019 when combined with the $38 million outstanding under the previous $250 million stock repurchase authorizations. Additionally, LP announced a 4 percent increase to its quarterly cash dividend to $0.135 per share and declared that the dividend will be paid on March 13, 2019, to shareholders of record on February 26, 2019. The company has also committed over time to returning to shareholders at least 50 percent of cash flow from operations in excess of capital expenditures to sustain our core business and grow Siding and value-add OSB.

Southern continued, “Successfully executing our transformation strategy has enabled us to optimize our capital structure and accelerate the return of capital to our investors. We believe these actions will help LP to deliver on our vision to provide top-tier shareholder returns”.

Appointment of Stephen E. Macadam to the LP Board

LP also announced the appointment of Stephen E. Macadam, President and Chief Executive Officer of EnPro Industries, to the LP Board. Mr. Macadam brings to LP more than 25 years of leadership and operational experience. He has a proven track-record of profitably growing businesses both in the U.S. and globally, together with a deep understanding of industrial products manufacturing, product distribution, procurement, and team building. Prior to joining EnPro, Mr. Macadam served as Chief Executive Officer of BlueLinx Corporation from 2005 to 2008 and President and Chief Executive Officer of the Consolidated Container Company from 2001 to 2005. He began his career as an engineer at DuPont and later joined McKinsey & Company, where he was elected partner.

“On behalf of LP’s board and management, I am pleased to welcome Steve to LP’s board. He brings valuable operational and industry experience and will complement the diverse skillsets and backgrounds of our current Board members” continued Southern.

Fourth Quarter and Year End Results

For the quarter ended December 31, 2018, LP reported net sales of $589 million, down from $711 million in the fourth quarter of 2017. For the fourth quarter, the company reported operating income of $16 million as compared to operating income of $160 million in 2017. For the fourth quarter of 2018, LP reported net income of $17 million, or $0.12 per diluted share, compared to $131 million, or $0.89 per diluted share, for the fourth quarter of 2017. Adjusted EBITDA for the fourth quarter of 2018 was $65 million compared to $203 million in the fourth quarter of 2017.

For the year ended December 31, 2018, LP reported net sales of $2.8 billion, up 3% from 2017. For the year, the company reported operating income of $526 million compared to operating income of $533 million in 2017. For 2018, LP reported net income of $395 million, or $2.73 per diluted share, compared to income of $390 million, or $2.66 per diluted share, for 2017. Adjusted EBITDA for 2018 was $660 million compared to $678 million for 2017.

Segment Results

Siding

The Siding segment consists of LP SmartSide® trim and siding, LP CanExel® prefinished siding, as well as LP Outdoor Building Solutions® innovative products for premium outdoor buildings. The Siding segment reported net sales of $213 million in the fourth quarters of both 2018 and 2017. For the fourth quarter of 2018, the Siding segment reported operating income of $34 million compared to $46 million in the fourth quarter of 2017. For the fourth quarter, Adjusted EBITDA for this segment was $42 million compared to $53 million in the fourth quarter of 2017. The decrease in sales prices of OSB sold in this segment accounted for approximately $3 million of the decrease in both operating results and Adjusted EBITDA for the quarter.
Siding segment results were negatively impacted in the fourth quarter by increased marketing investment associated with accelerating repair and remodel channel penetration and new product introductions, and a number of headwinds we expect to be temporary, including downtime at its SmartSide Fiber and CanExel facilities and the Dawson Creek mill conversion.

For the full year, Siding reported sales of $942 million, up 7 percent from the prior year, and operating income of $202 million compared to $189 million in 2017. Adjusted EBITDA for 2018 was $235 million compared to $221 million in 2017. The increase in sales prices of OSB sold in this segment accounted for approximately $5 million of the increase in both operating results and Adjusted EBITDA for the year.

Oriented Strand Board

The OSB segment manufactures and distributes OSB structural panel products including LP OSB, LP TechShield® radiant barrier, LP TopNotch® sub-flooring, LP Legacy® super tough, moisture-resistant sub-flooring and LP FlameBlock® fire-rated sheathing. The OSB segment reported net sales for the fourth quarter of 2018 of $255 million, down 29 percent compared to $358 million of net sales in the fourth quarter of 2017. For the fourth quarter of 2018, the OSB segment reported operating income of $26 million compared to income of $137 million in the fourth quarter of 2017. For the fourth quarter, Adjusted EBITDA for this segment was $41 million compared to $154 million in the fourth quarter of 2017. The decrease in selling prices unfavorably impacted operating results and Adjusted EBITDA by approximately $92 million for the quarter as compared to the fourth quarter of 2017.

For the full year, OSB reported net sales of $1.3 billion, flat from the prior year, and operating income of $396 million compared to income of $427 million in 2017. Adjusted EBITDA for 2018 was $455 million compared to $490 million in 2017. The increase in selling prices favorably impacted operating results and Adjusted EBITDA by approximately $25 million for the year as compared to 2017.

Engineered Wood Products (EWP)

The EWP segment is comprised of LP SolidStart® I-Joist (IJ), Laminated Veneer Lumber (LVL) and Laminated Strand Lumber (LSL) and other related products. The EWP segment reported net sales in the fourth quarter of 2018 totaling $76 million, down 17 percent from the prior year. Operating income decreased to breakeven for the fourth quarter of 2018 from income of $3 million in the fourth quarter of 2017. For the fourth quarter, the EWP segment showed a decrease of $5 million in Adjusted EBITDA as compared to the same quarter of 2017.

For the full year, EWP reported net sales of $391 million, up 7 percent from the prior year with operating income of $20 million in 2018 as compared to of $16 million in 2017. Adjusted EBITDA for 2018 was $35 million compared to $32 million in 2017.

South America

The South America segment is comprised of facilities in Chile and Brazil. The segment reported net sales in the fourth quarter of 2018 of $39 million, down 5 percent from the fourth quarter of 2017. Operating income was $6 million for the fourth quarter of 2018, down from $8 million in the fourth quarter of 2017. For the fourth quarter, LP reported Adjusted EBITDA in this segment of $8 million compared to $10 million for the fourth quarter of 2017.

For the full year, South America reported net sales of $161 million, up 4 percent from the prior year and operating income of $31 million compared to operating income of $24 million in 2017. Adjusted EBITDA for 2018 was $40 million compared to $33 million in 2017.
2019 Guidance
LP’s guidance is based on current plans and expectations and is subject to a number of known and unknown uncertainties and risks, including those set forth below in LP’s “Forward-Looking Statements.”

•	Given its current outlook, LP expects capital expenditures for 2019 to be in the range of $150 million to $180 million.

•	LP is maintaining its long-term growth target of 12-14 percent on Smart Side sales growth but is guiding to the lower end of the range for 2019 based upon projected flat housing starts.

About LP Building Solutions

As a proven leader in high-performance building solutions, LP Building Solutions manufactures uniquely engineered, innovative building products that meet the demands and needs of the building industry. Its extensive product portfolio includes durable and dependable exterior siding and trim systems, engineered wood framing and structural panels for single-family homes, multifamily projects, repair and remodel markets, light commercial facilities and outdoor buildings. LP also provides industry-leading service and warranties to help customers build smarter, better and faster. Founded in 1973, LP is a global company headquartered in Nashville, Tennessee, and traded on the New York Stock Exchange under LPX. For more information, visit LPCorp.com.

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FORWARD LOOKING STATEMENTS
This news release contains statements concerning Louisiana-Pacific Corporation's (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following: changes in governmental fiscal and monetary policies, including tariffs, and levels of employment; changes in general economic conditions; changes in the cost and availability of capital; changes in the level of home construction and repair activity; changes in competitive conditions and prices for our products; changes in the relationship between supply of and demand for building products; changes in the relationship between supply of and demand for raw materials, including wood fiber and resins, used in manufacturing our products; changes in the cost of and availability of energy, primarily natural gas, electricity and diesel fuel; changes in the cost of and availability of transportation; changes in other significant operating expenses; changes in exchange rates between the U.S. dollar and other currencies, particularly the Canadian dollar, Brazilian real and Chilean peso; changes in general and industry-specific environmental laws and regulations; changes in tax laws, and interpretations thereof; changes in circumstances giving rise to environmental liabilities or expenditures; the resolution of existing and future product-related litigation and other legal proceedings; the amount and timing of any repurchases of our common stock and the payment of dividends on our common stock, which will depend on market and business conditions and other considerations; the costs, and acts of public authorities, war, civil unrest, natural disasters, fire, floods, earthquakes, inclement weather and other matters beyond our control. Investors are cautioned that many of the assumptions upon which LP's forward-looking statements are based are likely to change after the forward-looking statements are made, including for example commodity prices, which LP cannot control, and production volumes and costs, some aspects of which LP may not be able to control. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.

Use of Non-GAAP information
In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release discloses segment earnings (loss) from continuing operations before interest expense, taxes, depreciation and amortization and exclude stock based compensation expense, (gain) loss on sales or impairment of long-lived assets, other operating credits and charges, net, loss on early debt extinguishment, investment income and other non-operating items as Adjusted EBITDA which is a non-GAAP financial measure. It also discloses Adjusted income from continuing operations which excludes (gain) loss on sale or impairment of long-lived assets, interest outside of normal operations, other operating credits and charges, net, early debt extinguishment and adjusts for a normalized tax rate. Adjusted EBITDA and Adjusted income from continuing operations are not a substitute for the GAAP measure of net income or operating cash flows or other GAAP measures of operating performance or liquidity.
LP has Adjusted EBITDA in this press release because it uses this as important supplemental measure of our performance and believe that similarly-titled measures are frequently used by securities analysts, investors and other interested persons in the evaluation of companies in our industry, some of which present similarly-titled measures when reporting their results. LP uses Adjusted EBITDA to evaluate its performance as compared to other companies in its industry that have different financing and capital structures and/or tax rates. It should be noted that companies calculate similarly-titled measures differently and, therefore, as presented by LP may not be comparable to similarly-titled measures reported by other companies. In addition, Adjusted EBITDA has material limitations as a performance measure because it excludes interest expense, income tax (benefit) expense and depreciation and amortization which are necessary to operate our business or which LP otherwise incurred or experienced in connection with the operation of its business.
LP believes that Adjusted income from continuing operations, which excludes (gain) loss on sale or impairment of long-lived assets, interest outside of normal operations, other operating credits and charges, net and early debt extinguishment, adjusted for a normalized tax rate is a useful measure for evaluating our ability to generate earnings and that providing this measure will allow investors to more readily compare the earnings referred to in the press release to our earnings for past and future periods. LP believes that this measure is particularly useful where the amounts of the excluded items are not consistent between the periods presented. It should be noted that other companies may present similarly-titled measures differently and, therefore, as presented by LP may not be comparable to similarly-titled measures reported by other companies. In addition, Adjusted income (loss) from continuing operations has material limitations as a performance measure because it excludes items that are actually incurred or experienced in connection with the operations of its business.

CONSOLIDATED STATEMENTS OF INCOME
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS(UNAUDITED)

	Quarter Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net sales	$589.1	$710.6	$2,828.0	$2,733.9
Cost of sales	495.3	495.8	2,084.0	1,998.1
Gross profit	93.8	214.8	744.0	735.8

Selling and administrative	57.4	46.1	209.3	191.3
(Gain) loss on sale or impairment of long-lived assets, net	11.1	8.6	10.8	6.8
Other operating credits and charges, net	9.0	0.4	(2.2)	4.9
Income from operations	16.3	159.7	526.1	532.8

Non-operating income (expense):
Interest expense, net of capitalized interest	(3.1)	(4.5)	(15.8)	(19.3)
Investment income	4.1	3.3	17.6	10.5
Other non-operating items	0.4	(6.6)	(3.9)	(13.8)
Total non-operating income (expense)	1.4	(7.8)	(2.1)	(22.6)

Income from continuing operations before income taxes and equity in income of unconsolidated affiliate	17.7	151.9	524.0	510.2
Provision (benefit) for income taxes	(0.4)	21.2	122.3	119.1
Equity in loss of unconsolidated affiliates	1.2	—	2.9	—
Income from continuing operations	16.9	130.7	398.8	391.1

Income (loss) from discontinued operations before taxes	0.1	(0.3)	(5.6)	(2.0)
Benefit for income taxes	—	(0.1)	(1.4)	(0.7)
Loss from discontinued operations	0.1	(0.2)	(4.2)	(1.3)

Net income	$17.0	$130.5	$394.6	$389.8

Net income per share of common stock:
Income from continuing operations	$0.12	$0.90	$2.79	$2.71
Loss from discontinued operations	—	—	(0.03)	(0.01)
Net income per share - basic	$0.12	$0.90	$2.76	$2.70
Diluted net income per share of common stock:
Income from continuing operations	$0.12	$0.89	$2.76	$2.67
Loss from discontinued operations	—	—	(0.03)	(0.01)
Net income per share - diluted	$0.12	$0.89	$2.73	$2.66

Weighted average shares of stock outstanding - basic	140.0	144.6	143.0	144.4
Weighted average shares of stock outstanding - diluted	141.1	146.6	144.4	146.4

CONSOLIDATED BALANCE SHEET
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$878.4	$928.0
Receivables, net of allowance for doubtful accounts of $0.8 million and $0.9 million at December 31, 2018 and 2017	127.6	142.5
Inventories	273.0	259.1
Prepaid expenses and other current assets	8.2	7.8
Current portion of notes receivable from asset sales	—	22.2
Total current assets	1,287.2	1,359.6
Timber and timberlands	62.4	55.7
Property, plant and equipment, net	1,010.4	926.1
Goodwill and other intangible assets	26.2	26.7
Investments in and advances to affiliates	49.4	7.8
Restricted cash	13.4	13.3
Other assets	61.2	56.8
Deferred tax asset	3.9	2.5
Total assets	$2,514.1	$2,448.5
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$5.0	$25.1
Accounts payable and accrued liabilities	233.3	237.1
Income taxes payable	21.0	4.5
Current portion of contingency reserves	2.3	3.4
Total current liabilities	261.6	270.1
Long-term debt, excluding current portion	346.9	350.8
Deferred income taxes	62.2	33.4
Contingency reserves, excluding current portion	8.5	11.7
Other long-term liabilities	134.7	178.0
Stockholders’ equity:
Common stock	153.4	153.4
Additional paid-in capital	458.2	470.6
Retained earnings	1,612.6	1,280.1
Treasury stock	(377.6)	(177.5)
Accumulated comprehensive loss	(146.4)	(122.1)
Total stockholders’ equity	1,700.2	1,604.5
Total liabilities and stockholders’ equity	$2,514.1	$2,448.5

CONDENSED CONSOLIDATED CASH FLOW STATEMENT
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions) (Unaudited)

	Quarter Ended December 31,			Year Ended December 31,
	2018		2017	2018		2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$17.0		$130.5	$394.6		$389.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28.2		32.0	120.0		123.3
Equity in (income) loss of unconsolidated affiliates, including dividends	3.1		0.4	3.3		(0.8)
Other operating credits and charges, net	9.1		0.4	2.2		4.9
(Gain) loss on sale or impairment of long-lived assets, net	11.1		8.6	10.8		6.8
Stock-based compensation	1.7		1.7	8.6		9.7
Exchange (gain) loss on remeasurement	(1.6)		0.5	(1.1)		2.1
Cash settlements of warranty, net of accruals	(0.7)		(1.3)	(2.9)		(6.8)
Cash settlement of contingencies, net of accruals	(0.2)	—	(0.5)	(2.3)		(1.0)
Pension contributions	(0.2)		(0.1)	(41.1)		(12.8)
Pension expense	0.6		5.3	7.5		14.1
Other adjustments, net	0.6		1.2	1.2		1.5
Changes in assets and liabilities, net of acquisition:
(Increase) decrease in receivables	29.6		26.9	3.4		(35.0)
(Increase) decrease in inventories	9.8		(27.2)	(1.9)		(22.7)
(Increase) decrease in prepaid expenses	3.7		1.1	(0.4)		(1.6)
Increase (decrease) in accounts payable and accrued liabilities	(3.1)		9.7	(20.7)		22.5
Increase (decrease) in income taxes payable and deferred income taxes	(17.4)		(20.5)	29.3		(20.3)
Net cash provided by operating activities	91.3		168.7	510.5		473.7
CASH FLOWS FROM INVESTING ACTIVITIES
Property, plant, and equipment additions	(63.8)		(67.9)	(214.2)		(148.6)
Proceeds from asset sales	0.1		(0.1)	1.0		3.2
Acquisition of businesses, net of cash acquired	—		(20.8)	—		(20.8)
Investment in unconsolidated affiliates	—		—	(45.0)		—
Receipt of proceeds from notes receivable from asset sales	—		—	22.2		—
Payment of long-term deposit	—		—	—		(32.0)
Other investing activities, net	(1.8)		(0.7)	(2.2)		(0.4)
Net cash provided (used in) investing activities	(65.5)		(89.5)	(238.2)		(198.6)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of long-term debt	(2.3)		(0.1)	(24.7)		(2.6)
Payment of debt issuance fees	—		(0.5)	—		(0.5)
Payment of cash dividends	(18.3)		—	(74.4)		—
Purchase of treasury stock	(113.1)		—	(211.8)	—	—
Taxes paid related to net share settlement of equity awards	—		(0.6)	(9.3)		(5.9)
Other financing activities, net	—		—	3.2		(0.4)
Net cash used in financing activities	(133.7)		(1.2)	(317.0)		(9.4)
Effect of exchange rate on cash, cash equivalents and restricted cash	(0.3)		1.4	(4.8)		3.1
Net increase (decrease) in cash, cash equivalents and restricted cash	(108.2)		79.4	(49.5)		268.8
Cash, cash equivalents and restricted cash at beginning of year	1,000.0		861.9	941.3		672.5
Cash, cash equivalents and restricted cash at end of year	$891.8		$941.3	$891.8		$941.3

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SELECTED SEGMENT INFORMATION
(Dollar amounts in millions) (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net sales:
Siding	$212.9	$212.8	$942.3	$884.0
OSB	255.4	358.2	1,305.2	1,302.5
Engineered Wood Products	76.3	91.5	390.9	365.9
South America	38.6	40.5	160.8	155.3
Other	6.0	7.7	28.9	30.0
Intersegment sales	(0.1)	(0.1)	(0.1)	(3.8)
	$589.1	$710.6	$2,828.0	$2,733.9
Operating profit (loss):
Siding	$33.8	$45.8	$201.6	$188.7
OSB	26.1	136.7	395.7	427.3
Engineered Wood Products	(0.4)	3.1	19.5	15.7
South America	6.0	7.9	31.0	24.3
Other	(1.4)	(0.7)	(4.3)	(3.4)
Other operating credits and charges, net	(9.0)	(0.4)	2.2	(4.9)
Loss on sale or impairment of long-lived assets	(11.1)	(8.6)	(10.8)	(6.8)
General corporate and other expenses, net	(28.9)	(24.1)	(111.7)	(108.1)
Interest expense, net of capitalized interest	(3.1)	(4.5)	(15.8)	(19.3)
Investment income	4.1	3.3	17.6	10.5
Other non-operating income (expense)	0.4	(6.6)	(3.9)	(13.8)
Income from continuing operations before taxes	16.5	151.9	521.1	510.2
Provision (benefit) for income taxes	(0.4)	21.2	122.3	119.1
Income from continuing operations	$16.9	$130.7	$398.8	$391.1

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
KEY STATISTICS

	Year Ended December 31,
Housing starts[1]:	2018	2017
Single Family	828	848
Multi-Family	428	354
	1,256	1,202

[1]  Actual U.S. Housing starts data reported by U.S. Census Bureau. Information for 2018 is based upon seasonally adjusted information published through November 2018 based upon the partial U.S. Government shutdown.

The following table sets forth sales volumes for the quarter and year ended December 31, 2018 and 2017.

	Quarter Ended December 31, 2018				Quarter Ended December 31, 2017
Sales Volume	Siding	OSB	EWP	Total	Siding	OSB	EWP	Total
SmartSide® Strand siding (MMSF)	277	—	—	277	263	—	—	263
SmartSide® fiber siding (MMSF)	46	—	—	46	56	—	—	56
CanExel® siding (MMSF)	4	—	—	4	7	—	—	7
OSB - commodity (MMSF)	24	643	5	672	41	668	—	709
OSB - value added (MMSF)	2	391	7	400	—	397	9	406
LVL (MCF)	—	—	1,353	1,353	—	—	1,865	1,865
LSL (MCF)	—	—	682	682	—	—	783	783
I-joist (MMLF)	—	—	17	17	—	—	21	21

	Year Ended December 31, 2018				Year Ended December 31, 2017
Sales Volume	Siding	OSB	EWP	Total	Siding	OSB	EWP	Total
SmartSide® Strand siding (MMSF)	1,139	—	—	1,139	1,059	—	—	1,059
SmartSide® fiber siding (MMSF)	222	—	—	222	254	—	—	254
CanExel® siding (MMSF)	36	—	—	36	48	—	—	48
OSB - commodity (MMSF)	136	2,582	33	2,751	230	2,642	34	2,906
OSB - value added (MMSF)	61	1,610	36	1,707	—	1,605	39	1,644
LVL (MCF)	—	—	6,932	6,932	—	—	7,593	7,593
LSL (MCF)	—	—	3,694	3,694	—	—	3,176	3,176
I-joist (MMLF)	—	—	86	86	—	—	87	87

Reconciliation of Net income to Adjusted EBITDA

Three Months Ended December 31, 2018 (Dollar amounts in millions)	Siding	OSB	EWP	South America	Other	Corporate	Total
Net income (loss)	$33.8	$26.1	$(0.4)	$6.0	$(1.3)	$(47.2)	$17.0
Loss from discontinued operations	—	—	—	—	(0.1)	—	(0.1)
Benefit for income taxes	—	—	—	—	—	—	—
Income (loss) from continuing operations	33.8	26.1	(0.4)	6.0	(1.4)	(47.2)	16.9
Provision for income taxes	—	—	—	—	—	(0.4)	(0.4)
Interest expense, net of capitalized interest	—	—	—	—	—	3.1	3.1
Depreciation and amortization	7.5	14.5	2.6	2.4	0.4	0.8	28.2
Stock-based compensation expense	0.3	—	0.1	—	—	1.2	1.6
Gain on sale or impairment of long-lived assets, net	—	—	—	—	—	11.1	11.1
Other operating credits and charges, net	—	—	—	—	—	9.0	9.0
Investment income	—	—	—	—	—	(4.1)	(4.1)
Other non-operating items	—	—	—	—	—	(0.4)	(0.4)
Adjusted EBITDA	$41.6	$40.6	$2.3	$8.4	$(1.0)	$(26.9)	$65.0

Adjusted EBITDA Margin	19.5%	15.9%	3.0%	21.8%	(16.7)%	NA	11.0%

Three Months Ended December 31, 2017 (Dollar amounts in millions)	Siding	OSB	EWP	South America	Other	Corporate	Total
Net income (loss)	$45.8	$136.7	$3.1	$7.9	$(0.9)	$(62.1)	$130.5
Loss from discontinued operations	—	—	—	—	0.3	—	0.3
Benefit for income taxes	—	—	—	—	(0.1)	—	(0.1)
Income (loss) from continuing operations	45.8	136.7	3.1	7.9	(0.7)	(62.1)	130.7
Provision for income taxes	—	—	—	—	—	21.2	21.2
Interest expense, net of capitalized interest	—	—	—	—	—	4.5	4.5
Depreciation and amortization	7.2	16.8	4.2	2.3	0.7	0.8	32.0
Stock-based compensation expense	0.3	0.3	0.1	—	—	1.1	1.8
Loss on sale or impairment of long-lived assets, net	—	—	—	—	—	8.6	8.6
Other operating credits and charges, net	—	—	—	—	—	0.4	0.4
Investment income	—	—	—	—	—	(3.3)	(3.3)
Other non-operating items	—	—	—	—	—	6.6	6.6
Adjusted EBITDA	$53.3	$153.8	$7.4	$10.2	$—	$(22.2)	$202.5

Adjusted EBITDA Margin	25.0%	42.9%	8.1%	25.2%	—%	NA	28.5%

Year Ended December 31, 2018 (Dollar amounts in millions)	Siding	OSB	EWP	South America	Other	Corporate	Total
Net income (loss)	$201.6	$395.7	$19.5	$31.0	$(8.5)	$(244.7)	$394.6
Loss from discontinued operations	—	—	—	—	5.6	—	5.6
Benefit for income taxes	—	—	—	—	(1.4)	—	(1.4)
Income (loss) from continuing operations	201.6	395.7	19.5	31.0	(4.3)	(244.7)	398.8
Provision for income taxes	—	—	—	—	—	122.3	122.3
Interest expense, net of capitalized interest	—	—	—	—	—	15.8	15.8
Depreciation and amortization	32.3	58.3	15.1	9.1	2.0	3.2	120.0
Stock-based compensation expense	1.1	0.7	0.4	—	—	5.8	8.0
Loss on sale or impairments of long-lived assets, net	—	—	—	—	—	10.8	10.8
Other operating credits and charges, net	—	—	—	—	—	(2.2)	(2.2)
Investment income	—	—	—	—	—	(17.6)	(17.6)
Other non-operating items	—	—	—	—	—	3.9	3.9
Adjusted EBITDA	$235.0	$454.7	$35.0	$40.1	$(2.3)	$(102.7)	$659.8

Adjusted EBITDA Margin	24.9%	34.8%	9.0%	24.9%	(8.0)%	NA	23.3%

Year Ended December 31, 2017 (Dollar amounts in millions)	Siding	OSB	EWP	South America	Other	Corporate	Total
Net income (loss)	$188.7	$427.3	$15.7	$24.3	$(4.7)	$(261.5)	$389.8
Loss from discontinued operations	—	—	—	—	2.0	—	2.0
Benefit for income taxes	—	—	—	—	(0.7)	—	(0.7)
Income (loss) from continuing operations	188.7	427.3	15.7	24.3	(3.4)	(261.5)	391.1
Provision for income taxes	—	—	—	—	—	119.1	119.1
Interest expense, net of capitalized interest	—	—	—	—	—	19.3	19.3
Depreciation and amortization	30.9	61.6	15.8	9.1	2.8	3.1	123.3
Stock-based compensation expense	0.9	0.9	0.3	—	—	7.6	9.7
Loss on sale or impairments of long-lived assets, net	—	—	—	—	—	6.8	6.8
Other operating credits and charges, net	—	—	—	—	—	4.9	4.9
Investment income	—	—	—	—	—	(10.5)	(10.5)
Other non-operating items	—	—	—	—	—	13.8	13.8
Adjusted EBITDA	$220.5	$489.8	$31.8	$33.4	$(0.6)	$(97.4)	$677.5

Adjusted EBITDA Margin	24.9%	37.6%	8.7%	21.5%	(2.0)%	NA	24.8%

Reconciliation of Net income to Adjusted income from continuing operations

(Dollar amounts in millions, except per share amounts)	Quarter Ended
	December 31, 2018	December 31, 2017
Net income	$17.0	130.6
Add (deduct):
(Income) loss from discontinued operations	(0.1)	0.2
Loss on sale or impairment of long-lived assets, net	11.1	8.6
Other operating credits and charges, net	9.0	0.4
Reported tax provision	(0.4)	21.2
Normalized tax provision at 25% for 2018 and 35% for 2017	(9.2)	(56.4)
Adjusted income from continuing operations	$27.4	$104.6
Diluted shares outstanding	141.1	146.6
Adjusted income from continuing operations per diluted share	$0.19	$0.71

	Year Ended
(Dollar amounts in millions, except per share amounts)	December 31, 2018	December 31, 2017
Net income	$394.6	$389.8
Add (deduct):
Loss from discontinued operations	4.2	1.3
Loss on sale or impairment of long-lived assets, net	10.8	6.8
Other operating credits and charges, net	(2.2)	4.9
Reported tax provision	122.3	119.1
Normalized tax provision at 25% for 2018 and 35% for 2017	(132.4)	(182.7)
Adjusted income from continuing operations	$397.3	$339.2
Diluted shares outstanding	144.4	146.4
Adjusted income from continuing operations per diluted share	$2.75	$2.32